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STEEL VAULT CORPORATION

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Steel Vault Corporation Provides Business Outlook for September 2009 Quarter

Revenue in September 2009 Quarter Expected to Increase 60-75% from Prior Quarter

DELRAY BEACH, FL — September 24, 2009 — Steel Vault Corporation (OTCBB: SVUL) (“Steel Vault” or the “Company”), a leading provider of identity security products and services, today announced preliminary results for the quarter ending September 30, 2009 and provided an update on its operations. For the quarter ended September 30, 2009, the Company expects revenue of $550,000 to $650,000, compared to revenue of $343,000 for the quarter ended June 30, 2009, and no revenue for the quarter ended September 30, 2008. The Company’s subscriber base at September 30, 2009 is projected to be approximately 14,000, compared to approximately 15,500 subscribers at June 30, 2009. The Company believes its revenue growth is the result of a higher level of subscribers during the quarter ended September 2009 compared to the quarter ended June 2009, and due to its successful customer acquisition strategy, including the migration of its subscriber base to its newer marketing channels, which the Company believes have greater long-term value.
At September 18, 2009, the Company had cash and cash equivalents of approximately $150,000 and debt of approximately $750,000, compared to cash and cash equivalents of $505,000 and debt of $635,000 at June 30, 2009. The Company also expects to record a loss from operations in line with its continued marketing and customer acquisition investment, which also caused the decrease in the Company’s net cash position.
William J. Caragol, Steel Vault’s CEO, commented, “We are pleased with the Company’s continued revenue growth in the September quarter and the success of our customer acquisition efforts to date. On that note, we have recently refined our marketing strategy to target customers more selectively, which we believe will increase our retention rates. We believe that the merger with VeriChip Corporation and the formation of PositiveID Corporation will enable us to ramp up our growth while continuing to focus on cost-effectively acquiring new customers and offering them value-added services such as VeriChip’s personal health record.”
About Steel Vault Corporation
Steel Vault, formerly known as IFTH Acquisition Corp., is a premier provider of identity security products and services, including credit monitoring, credit reports, and other identity theft protection services. Since 2004, its subsidiary, National Credit Report.com, LLC, has specialized in providing a variety of credit information to consumers to help protect them from identity theft and fraud.
On September 8, 2009, Steel Vault announced it agreed to be acquired by VeriChip Corporation to form PositiveID Corporation, subject to stockholder approval. PositiveID will provide identification technologies and tools to protect consumers and businesses. The companies expect the merger to close in the fourth quarter of 2009.
Statements about Steel Vault’s future expectations, including an expected increase in revenue and that revenue is expected to be between $550,000 and $650,000 for the quarter ended September 30, 2009, the Company’s projected subscriber base at September 30, 2009, the ability of the Company’s new marketing strategy to target customers more selectively and increase retention rates, the ability of the merger with VeriChip Corporation and the formation of PositiveID Corporation to enable the Company to ramp up its growth while continuing to focus on cost-effectively acquiring new customers and offering them value-added services, the expectation that the merger with VeriChip Corporation will close in the fourth quarter of 2009 and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and Steel Vault’s actual results could differ materially from expected results. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on December 24, 2008, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It
On September 8, 2009, VeriChip and Steel Vault issued a joint press release announcing the signing of an Agreement and Plan of Reorganization, among VeriChip, Steel Vault and VeriChip Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of VeriChip (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary will be merged with and into Steel Vault, with Steel Vault surviving and becoming a wholly-owned subsidiary of VeriChip (the “Merger”). Upon the consummation of the Merger, each outstanding share of Steel Vault’s common stock will be converted into 0.5 shares of VeriChip common stock.
In connection with the Merger, VeriChip filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus of VeriChip and Steel Vault. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they contain important information about VeriChip, Steel Vault and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by VeriChip or Steel Vault by directing a written request, as appropriate, to VeriChip at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Steel Vault at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
VeriChip, Steel Vault and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of VeriChip is also included in VeriChip’s Form 10-K which was filed with the SEC on February 12, 2009. Additional information regarding the directors and executive officers of Steel Vault is also included in Steel Vault’s proxy statement (Form DEF 14A) for the 2009 annual meeting of Steel Vault’s stockholders, which was filed with the SEC on February 9, 2009, as amended. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
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Contacts:
Steel Vault
Allison Tomek
561-805-8000
atomek@steelvaultcorp.com
CEOcast
Dan Schustack
212-732-4300
dschustack@ceocast.com